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EXHIBIT 10.34

RESTRUCTURING AGREEMENT AND AMENDED AND RESTATED
MASTER LEASE AGREEMENT

($3,720,173.30 Current Principal Amount Equipment Lease Financing)

        This RESTRUCTURING AGREEMENT AND AMENDED AND RESTATED MASTER LEASE AGREEMENT (the "Amendment") is made effective as of January 1, 2002 (the "Effective Date"), by and between TENFOLD CORPORATION, a Delaware corporation formerly known as KeyTex Corporation ("TenFold"), having its principal office at 180 West Election Road, Suite 100, Draper, Utah 84020, BANK ONE, NA, a national banking association with its main office in Chicago, Illinois and successor by merger to Bank One, Utah, National Association, a national banking association ("Bank One"), having a place of business at 201 North Central Avenue, 3rd Floor, Managed Assets—Mail Code AZ1-1283, Phoenix, Arizona 85004, and BANC ONE LEASING CORPORATION, an Ohio corporation ("BOLC"), having a place of business at 1111 Polaris Parkway, Suite A-3, Columbus, Ohio 43240.

RECITALS:

        A.    Reference is made to that certain Modification and Forbearance Agreement, dated effective as of February 23, 2001, as amended by (i) that certain First Amendment to Modification and Forbearance Agreement, dated effective as of April 2, 2001 and (ii) that certain Agreement Regarding Waiver of Event of Default and Second Amendment to Modification and Forbearance Agreement dated effective as of November 28, 2001 (collectively, as amended, the "Forbearance Agreement"), by and between TenFold, Bank One and BOLC. A copy of the Forbearance Agreement is attached hereto as Exhibit A. Reference is further made to the Loans and Loan Documents as defined and described in such Forbearance Agreement and to each constituent credit facility and agreement comprising the Loans and Loan Documents, as more particularly defined and described in the Forbearance Agreement. All capitalized terms used herein without definition shall have the meanings given to such terms in the Forbearance Agreement or the Loan Documents.

        B.    Reference is further made to that certain letter from Bank One and BOLC to TenFold dated October 10, 2001, as amended by that certain letter from Bank One and BOLC to TenFold dated October 17, 2001 (collectively, as amended, the "Letter") with respect to certain payment obligations under the Loans and more particularly under the Equipment Lease Documents. A copy of the Letter is attached hereto as Exhibit B.

        C.    As of the date this Agreement is executed and delivered, the advanced and outstanding balance of the RLC Loan is zero and all Letters of Credit issued pursuant to the RLC Loan Documents and the Letter of Credit Agreements have been canceled. In connection with such cancellation and at the written request of TenFold, Bank One transferred all cash collateral held by Bank One as security for TenFold's contingent reimbursement and repayment obligations under the Letter of Credit Agreements and RLC Loan Documents to Zions First National Bank.

        D.    As of the date this Agreement is executed and delivered, the advanced and outstanding balance of the Term Loan is Fifty Thousand Five Hundred Fifty Five and 45/100 Dollars ($50,555,45). All other amounts owing under the terms of the Term Loan Documents have been paid in full. Concurrently with the execution and delivery of this Agreement, TenFold will repay the remaining Fifty Thousand Five Hundred Fifty Five and 45/100 Dollars ($50,555,45) balance.

        E.    As of the Effective Date, the outstanding and unpaid principal balance of the Equipment Leases was Three Million Seven Hundred Twenty Thousand One Hundred Seventy-three and 30/100 Dollars ($3,720,173.30).

        F.    In accordance with the requirements of Section 4 of the Forbearance Agreement, each of the Loans is cross-collateralized such that the obligations of TenFold under the various Loans and Loan Documents are secured by and under, respectively, the collateral subject to any of the Loan Documents.

        G.    As partially described in the Letter, TenFold is currently in arrears in its monthly payments required under the terms of the Equipment Lease Documents, which payment failures constitute Events of Default under the Master Lease Agreement and the other Equipment Lease Documents. In accordance with Section 3 of the Forbearance Agreement, such Events of Default under the Equipment Lease Documents constitute an Event of Default under each of the Loans and Loan Documents and terminates the forbearance under the Forbearance Agreement.

        H.    In light of TenFold's repayment and performance in full of its payment obligations under the RLC Loan and Term Loan, TenFold has now requested that Bank One and BOLC agree to (i) waive any current Events of Default under the Loan Documents, (ii) acknowledge and agree that except for the various assignments, security agreements and other collateral security documents and any other provisions of the RLC Loan Documents and Term Loan Documents pertaining to the collateral for the Loans (the "Security Provisions and Documents"), the RLC Loan Documents and the Term Loan Documents are paid and performed in full and are terminated, including any financial covenants therein, and (iii) restructure TenFold's payment obligations under, and the maturity date of, the Equipment Lease Documents.

        I.    As an accommodation to TenFold, Bank One and BOLC are willing to agree to the foregoing requests, all upon the terms and conditions hereof.

AGREEMENT:

        For good and valuable consideration, including the agreements, waivers and covenants of the parties contained herein, the receipt and sufficiency of which are hereby acknowledged, TenFold, BOLC and Bank One agree as follows:

        1.    Incorporation of Documents, Effect of Recitals.    The provisions of the Forbearance Agreement and Letter, including any recitals thereto, are incorporated herein in their entirety and made a part hereof. TenFold hereby acknowledges the accuracy of the Recitals hereto and thereto.

        2.    Payment and Performance of Revolving Loan and Term Loan.    Bank One acknowledges that as of the Effective Date, Borrower's obligations under the Term Loan Documents and RLC Loan Documents are paid or discharged in full. Except for the Security Provisions and Documents, the Term Loan Documents and the RLC Loan Documents are hereby terminated, including the financial covenants contained therein which are of no further force and effect.. The Security Provisions and Documents, including, without limitation, the RLC Security Agreements and the Equipment Lease Security Agreement shall continue in full force and effect and shall constitute a valid, first priority lien and security interest in and to the collateral described therein, securing TenFold's obligations under the Equipment Lease Documents. As used in the remainder of the this Agreement, "Loan Documents" shall mean the surviving Loan Documents and provisions thereof which remain in full force and effect after giving effect to this Section 2.

        3.    Amendment and Restatement of Certain Equipment Lease Documents.

          (a)    Amendment and Restatement of Master Lease Agreement.    As of the Effective Date, the Master Lease Agreement is hereby amended and restated in its entirety in the form of an

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  Amended and Restated Master Lease Agreement dated as of the Effective Date, the terms of which shall be identical to the terms of the Master Lease Agreement as supplemented by the Lease Schedules, except as otherwise expressly provided in this Section 3. A copy of the Master Lease Agreement and the Lease Schedules are attached hereto as Exhibit C and incorporated herein. In the event of any inconsistency between the provisions hereof and those of the Master Lease Agreement as supplemented by the Lease Schedules, the provisions hereof shall control.

          (b)    Acknowledgements Regarding Financing Nature of Equipment Lease Documents.    Consistent with Sections 2, 4, and 6 of the Lease Schedules, each of the parties hereto acknowledges and agrees that the transactions governed and evidenced by the Equipment Lease Documents are a series of secured extensions of purchase money indebtedness to TenFold from BOLC. Consistent with Sections 2 and 7 of the Lease Schedules, title to the equipment and other collateral pledged by TenFold as security for its various obligations under the Equipment Lease Documents is and has been held in the name of TenFold and not BOLC or BONA.

          (c)    Lease Schedules and Collateral; Restructure as Single Secured Obligation.    The Master Lease Agreement and the Lease Schedules are hereby amended and restated to be a single secured obligation, rather than a series of secured obligations with separate payment requirements and maturity dates. Such single secured obligation shall be in the principal amount described in Section 3(e) below, shall be evidenced by the Master Lease as amended hereby and as supplemented by the Lease Schedules, and shall bear interest, be repaid and shall mature all in accordance herewith.

          (d)    Cross Collateralization Remains Effective.

            (i)    The obligations of TenFold under the Security Provisions and Documents, including, without limitation and notwithstanding the fact that the RLC Loan and Term Loan have been paid in full, the RLC Security Agreements and the Equipment Lease Security Agreement, shall continue in full force and effect from and after the Effective Date and shall constitute a valid, first priority lien and security interest in and to the collateral described therein, securing the principal balance described in Section 3(e) below and TenFold's other obligations under such Equipment Lease Documents.

            (ii)  TenFold agrees to execute and deliver, upon the request of BOLC or Bank One, such additional documents, instruments or agreements as may be reasonably required to establish, maintain, perfect, protect or enforce the liens and security interests granted to BOLC and Bank One hereunder or under the Loan Documents, including, without limitation, amendments to the RLC Security Documents and the Equipment Lease Security Agreement.

            (iii)  TenFold hereby irrevocably authorizes BOLC and/or Bank One at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (A) indicate the collateral for the Loans (1) as all assets of TenFold or words of similar effect, regardless of whether any particular asset comprised in the collateral falls within the scope of Article 9 of the Code or such jurisdiction, or (2) as being of an equal or lesser scope or with greater detail, and (B) contain any other information required by Part 5 of Article 9 of the Uniform Commercial Code for the sufficiency or filing office acceptance of any financing statement or amendment, including whether TenFold is an organization, the type of organization and any organization identification number issued to such TenFold. TenFold agrees to furnish any such information to BOLC and/or Bank One promptly upon request. TenFold also ratifies its authorization for Bank One and/or BOLC to have filed in any Uniform Commercial Code jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

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            (iv)  TenFold acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of BOLC and/or Bank One and agrees that it will not do so without the prior written consent of BOLC and/or Bank One which consent will not be unreasonably withheld, delayed or conditioned, subject to such TenFold's rights under Section 9-509(4)(b) of the Uniform Commercial Code.

          (e)    Principal Balance as of January 1, 2002.    As of the Effective Date, the outstanding and unpaid principal balance of the Equipment Leases is Three Million Seven Hundred Twenty Thousand One Hundred Seventy-three and 30/100 Dollars ($3,720,173.30). Such amount may be increased from time to time to include any sum in addition thereto advanced by BOLC or Bank One in their permitted discretion in accordance with the Loan Documents.

          (f)    Interest, Interest Rate.    From and after the Effective Date, the outstanding and unpaid principal balance of the Equipment Leases shall bear interest at a per annum rate which is equal to the Interest Rate, as in effect from time to time.

          (g)    Repayment of Principal and Interest.

            (i)    Payments of Principal and Interest.    Commencing on the first Payment Date following the Effective Date, and continuing on each Payment Date thereafter, monthly installments of accrued interest and principal in the amount of the Payment Amount shall be due and payable by TenFold to BOLC.

            (ii)    Payment at Maturity.    The outstanding principal balance of the Equipment Leases shall be repaid in full on the Maturity Date unless sooner accelerated upon the occurrence of an Event of Default hereunder or an Event of Default or default under any of the other Loan Documents, together with accrued interest thereon and all other unpaid amounts which are payable by TenFold with respect to the Loans in accordance herewith.

            (iii)    Initial Prepayment—SeeBeyond.    BOLC acknowledges receipt of an initial prepayment of principal from TenFold in the amount of One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) resulting from the sale of certain equipment by TenFold to SeeBeyond Technologies, Inc. The proceeds of the sale of such equipment in excess of such $150,000.00 amount, such excess being in the amount of $19,444.55, was applied by Bank One at the direction of TenFold to the remaining $70,000 balance under the Term Loan Documents, resulting in the current Term Loan Document balance of $50,555.45 as described in Section 4(b) hereof.

          (h)    Adjustments to Interest Rate as Principal is Repaid.    Effective upon the repayment by TenFold of principal under the Equipment Leases in the aggregate amounts indicated in the following table, whether by payment of the monthly Payment Amount or by prepayments or both, the Interest Rate shall automatically adjust to the following reduced Interest Rates:

Aggregate Principal Amount Repaid After the Effective Date	Interest Rate
Less than $498,045.83	12 percent per annum
At least $498,045.83 but less than $1,238,679.37	11 percent per annum
At least $1,238,679.37 but less than $2,266,981.09	10 percent per annum
$2,266,981.09 or greater	9 percent per annum

          (i)    Extensions of the Maturity Date for Extension Terms and Adjustment of Interest Rate.    Upon the expiration of the initial Maturity Date, the Maturity Date shall be extended for an Extension Term up to a maximum of three such 6-month Extension Terms, unless an Event of Default or default hereunder or an Event of Default or default under any of the other Loan Documents shall

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  have occurred and be continuing or the principal balance of the Equipment Leases has been accelerated by BOLC in its permitted discretion as described in the Equipment Lease Documents. Such extension shall otherwise be self-operative and shall not require the consent or approval of Bank One or BOLC.

          (j)    Other Provisions Regarding Principal and Interest.

            (i)    Place and Terms.    Payments of principal and interest shall be made in lawful money of the United States of America at the address specified by BOLC on its monthly invoice as delivered to TenFold or such other address as BOLC may indicate to TenFold in writing, in same day funds, not later than 1:00 p.m. (Ohio time). Payment by other than wire transfer shall be deemed paid when BOLC has received collected funds therefrom.

            (ii)    Application of Payments.    Unless otherwise agreed to, in writing, or otherwise required by applicable law, payments will be applied first, to any unpaid collection costs, late charges and other charges, then to accrued, unpaid interest, and any remaining amount to principal, provided, however, upon the occurrence of an Event of Default hereunder or an Event of Default or default under any of the other Loan Documents, BOLC reserves the right to apply payments among principal, interest, late charges, collection costs and other charges at its discretion. All prepayments shall be applied to the principal balance owing hereunder, but shall not relieve TenFold of its obligation to pay the Payment Amount on each Payment Date. Any payments received by BOLC after the occurrence of an Event of Default hereunder or an Event of Default or default under any of the other Loan Documents, shall be applied in such order and to such Advances as BOLC may, in its sole discretion, elect.

            (iii)    No Deductions.    All payments of principal or interest by TenFold shall be made (i) without deduction of any present and future taxes, levies, imposts, deductions, charges or withholdings, which amounts shall be paid by TenFold, and (ii) without any other set off. TenFold will pay the amounts necessary such that the gross amount of the principal and interest received by BOLC is not less than that required hereby.

            (iv)    Computation of Interest.    Interest shall be calculated on a 360-day year, but, in any case, shall be computed for the actual number of days in the period for which interest is charged, which period shall consist of 365-days on an annual basis. All interest shall be paid in arrears and as otherwise provided herein. If any payment of interest under the Equipment Leases would otherwise be due on a day which is not a Business Day, the payment instead shall be due on the next succeeding Business Day.

            (v)    Default Interest Rate.    Upon and after the occurrence of an Event of Default hereunder or an Event of Default or default under any of the other Loan Documents, at the option of BOLC, the outstanding and unpaid principal balance of the Equipment Lease shall bear interest, payable on demand, at a rate per annum equal to the Default Interest Rate. The application of the Default Interest Rate shall not be interpreted or deemed to extend any cure period set forth in any Loan Document, or otherwise to limit any of BOLC's or Bank One's remedies under this Agreement or any of the other Loan Documents.

            (vi)    Prepayment of Principal.    TenFold may prepay all or any portion of the unpaid and outstanding principal balance of the Equipment Leases at any time without premium or penalty, but any prepayment shall not relieve TenFold of its obligation to pay the Payment Amount on each Payment Date.

            (vii)    Late Fees.    TenFold agrees to pay all late fees and charges as described and in accordance with the terms of the Equipment Lease Documents.

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          (k)    Definitions.    As used herein, the following terms shall have the following meanings.

            (i)    "Default Interest Rate"  means a rate of interest equal to the lesser of (a) EIGHTEEN PERCENT (18%) per annum and (b) the highest rate legally permissible under applicable law.

            (ii)    "Extension Term"  means an extension period of time of six (6) calendar months duration. As provided herein, the Maturity Date may be extended for up to a maximum of three (3) Extension Terms.

            (iii)    "Interest Rate"  means an initial interest rate of Twelve Percent (12%) per annum, subject to adjustment as provided is Section 3(h) hereof.

            (iv)    "Maturity Date"  means the date which is exactly six (6) months from the Effective Date, which date is July 1, 2002, which Maturity Date may be extended in accordance herewith for up to a maximum of three (3) Extension Terms.

            (v)    "Payment Date"  means first day of each calendar month after the Effective Date until the Maturity Date, unless any such day is not a Business Day in which case the Payment Date shall be the next succeeding Business Day.

            (vi)    "Payment Amount"  means the following amounts for the following Payment Dates:

Payment Date Occurring	Payment Amount
January through June 2002	$118,158.27
July through December 2002	$150,176.40
January through June 2003	$188,526.81
July through December 2003	$248,596.00

          (l)    Events of Default; Additional Remedies.

            (i)    The failure by TenFold to pay any amounts to Bank One and BOLC required hereunder when and as due shall constitute an Event of Default hereunder and under each of the Loan Documents, time being strictly of the essence of the parties' agreements hereunder.

            (ii)  Notwithstanding any provision to the contrary herein or any of the Loan Documents to the contrary, upon the happening of any Event of Default under this Agreement or under any of the Loan Documents, Bank One and BOLC shall, at their option, if any, have the remedies provided in the Loan Documents, including, without limitation, the option to declare all outstanding indebtedness under the Equipment Leases to be immediately due and payable without presentment, demand, protest or notice of any kind, and the following remedies: BOLC and Bank One may, at their option, apply any of TenFold's funds in their possession to the outstanding indebtedness, BOLC and Bank One may exercise all rights and remedies available to then at law or at equity, including any remedies available under the Uniform Commercial Code. All sums expended by BOLC or Bank One for such purposes shall be deemed to have been disbursed to and borrowed by TenFold and shall be secured by the Security Provisions and Documents. Bank One and BOLC shall have the right to enforce one or more remedies hereunder or under the Loan Documents, successively or concurrently, and such action shall not operate to estop or prevent Bank One and BOLC from pursuing any further remedy that they may have. Any repossession or retaking or sale of any of the collateral for TenFold's obligations shall not operate to release TenFold until full payment of any deficiency has been made in cash.

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        4.    Payments to Be Made on the Date Hereof.    On the date hereof, TenFold shall pay to BOLC and/or Bank One, in additional to all other amounts which may be due and payable in accordance herewith:

          (a)    Remaining Balance of Term Loan.    To Bank One: the remaining outstanding balance of the term loan in the amount of Fifty Thousand Five Hundred Fifty Five and 45/100 Dollars ($50,555,45).

          (b)    Payments Due as of, February 1 and March 1 and April 1.    To BOLC: the Payment Amounts required to be paid on the February 1, March 1, 2002, and April 1 Payment Dates, in the aggregate amount of Three Hundred Fifty-Four Thousand Four Hundred Seventy Four and 81/100 Dollars ($354,474.81).

        5.    Waiver of Current Events of Default under Loan Documents.

          (a)    Waiver of Events of Default.    In consideration hereof, BOLC and Bank One waive all current Events of Default under the Equipment Lease Documents and other Loan Documents.

          (b)    Nature of Waiver of Event of Default.    Borrower, Bank One and BOLC acknowledge and agree that the waiver described in Section 5(a) above is limited to the specific failures and events described herein and in the Letter and Forbearance Agreement, and that Bank One and BOLC do not and shall not waive or be deemed to have waived any other default or Event of Default that may currently or hereafter exist, including, but not limited to, Borrower's further failure to timely make any and all payments due and owing under the Equipment Lease Documents as amended hereby. The waiver described herein does not constitute and may not in any way be construed to waive any right or remedy of Bank One or BOLC for any future default or event of default under the Loan Documents or to amend, extend or otherwise modify the Loans or any Loan Documents except as expressly provided herein or in the amended and restated Master Lease Agreement.

        6.    Conforming Modifications; References.    Each of the Loan Documents is modified to be consistent herewith and to provide that it shall be a default or an Event of Default thereunder if TenFold shall fail to comply with any of the covenants or agreements of TenFold herein or if any representation or warranty by TenFold is materially incomplete, incorrect, or misleading as of the date hereof. Each reference in the Loan Documents to any of the Loan Documents shall be a reference to such document as modified herein.

        7.    Ratification of Loan Documents and Collateral.    The Loan Documents, as modified by this Amendment, are ratified and affirmed by all parties thereto and shall remain in full force and effect as modified herein. Any property or rights to or interests in property granted as security in the Loan Documents shall remain as security for each of the Loans and the obligations of TenFold under the Loan Documents.

        8.    TenFold Representations and Warranties.    TenFold represents and warrants to Bank One and BOLC that:

          (a)  Except as otherwise disclosed to Bank One and BOLC in writing, there has been no material adverse change in the financial condition of TenFold or any other person whose financial statement has been delivered to Bank One or BOLC in connection with the Loans from the most recent financial statements received by Bank One or BOLC.

          (b)  The Loan Documents as modified herein are the legal, valid, and binding obligation of TenFold, enforceable against TenFold in accordance with their terms.

          (c)  The execution and delivery of this Amendment and the performance of the Loan Documents as modified herein have been duly authorized by all requisite action by or on behalf of the TenFold. This Amendment has been duly executed and delivered on behalf of the TenFold.

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        9.    TenFold Covenants.    TenFold covenants with Bank One and BOLC that:

          (a)  TenFold shall execute, deliver, and provide to Bank One and BOLC such additional agreements, documents, and instruments as reasonably required by Bank One or BOLC to effectuate the intent of this Amendment.

          (b)  TenFold fully, finally, and forever releases and discharges Bank One, BOLC and their successors, assigns, directors, officers, employees, agents, attorneys, and representatives from any and all actions, causes of action, claims, counterclaims, defenses, debts, demands, liabilities, obligations, set-offs, and suits, of whatever kind or nature, in law or equity of TenFold, which are now known to TenFold, (i) in respect of the Loan, the Loan Documents, or the actions or omissions of Bank One or BOLC in respect of the Loans or the Loan Documents and (ii) arising from events occurring prior to the date of this Amendment. TenFold has been advised by legal counsel and understands and acknowledges the significance and consequences of this release, and TenFold expressly consents and agrees that the releases contained herein shall be given full force and effect according to each and all of their express terms and provisions including those relating to demands and causes of action, if any, as well as those relating to any other claims, demands and causes of action hereinabove specified.

        10.    Execution and Delivery of Amendment by Bank One and BOLC.    Neither Bank One nor BOLC shall be bound by this Amendment until (a) Bank One, BOLC and TenFold have each executed and delivered this Amendment and (b) TenFold has performed all of the obligations of the TenFold under this Amendment to be performed contemporaneously with the execution and delivery of this Amendment, including, without limitation, the payment of the fees and other amounts required under Section 4 hereof.

        11.    Integration, Change, Discharge, Termination, or Waiver.    The Loan Documents as modified herein, contain the complete understanding and agreement of TenFold, BOLC and Bank One in respect of the Loans and the other matters described herein and supersede all prior representations, warranties, agreements, arrangements, understandings, and negotiations. No provision hereof or of the Loan Documents as modified herein may be changed, discharged, supplemented, terminated, or waived except in a writing signed by the parties thereto.

        12.    Binding Effect.    The Loan Documents as modified herein shall be binding upon and shall inure to the benefit of TenFold, BOLC and Bank One and their successors and assigns and the executors, legal administrators, personal representatives, heirs, devisees, and beneficiaries; provided, however, TenFold may not assign any of its rights or delegate any of its obligations under the Loan Documents, without the Bank's written consent.

        13.    Choice of Law.    This Amendment shall be governed by and construed in accordance with the laws of the State of Ohio, without giving effect to conflicts of law principles.

        14.    Counterpart Execution.    This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Amendment to physically form one document. Receipt by a party of an executed copy of this Amendment by facsimile shall constitute conclusive evidence of execution and delivery of the Amendment by the signatory thereto.

        15.    Expenses.    TenFold shall pay all reasonable out-of-pocket expenses incurred by Bank One or BOLC in connection with the preparation, negotiation, execution, delivery and enforcement of this Amendment, including, without limitation, the reasonable fees and disbursements of Bank One's and BOLC's outside counsel. This Section 15 shall survive the termination of the Amendment or the Loan Documents.

[Remainder of Page Intentionally Left Blank]

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        IN WITNESS WHEREOF, Bank One, BOLC and TenFold have executed this Amendment as of the date first written above.

TENFOLD CORPORATION a Delaware corporation
By:	/s/ JONATHAN E. JOHNSON III
Name:	Jonathan E. Johnson III
Title:	Chief Financial Officer
"TenFold"
BANK ONE, NA, a national banking association with its main office in Chicago, Illinois and successor by merger to Bank One, Utah, National Association
By:	/s/ BONNIE WILSON
Name:	Bonnie Wilson
Title:	First Vice President
"Bank One"
BANC ONE LEASING CORPORATION an Ohio corporation
By:	/s/ BRENT E. HATCH
Name:	Brent E. Hatch
Title:	First Vice President
"BOLC"

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Exhibit A
Forbearance Agreement

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MODIFICATION AND FORBEARANCE AGREEMENT
($3,500,000.00 Term Loan, $15,000,000.00 Revolving Line of Credit and
$6,173,596.42 Equipment Lease Financing)

        This MODIFICATION AND FORBEARANCE AGREEMENT (the "Modification") is made as of February 23, 2001, by and between TENFOLD CORPORATION, a Delaware corporation formerly known as KeyTex Corporation ("Borrower"), having its principal office at 180 West Election Road, Suite 100, Draper, Utah 84020, BANK ONE, UTAH, NATIONAL ASSOCIATION, a national banking association ("Lender"), having a place of business at 201 North Central Avenue, 3rd Floor, Managed Assets—Mail Code AZ1-1283, Phoenix, Arizona 85004, and BANC ONE LEASING CORPORATION ("BOLC"), having a place of business at 201 North Central Avenue, 3rd Floor, Managed Assets—Mail Code AZ1-1283, Phoenix, Arizona 85004.

RECITALS:

        A.    Lender previously extended to Borrower a revolving line of credit in the original maximum principal amount of Five Million and No/100 Dollars ($5,000,000.00) (subsequently increased to $15,000,000.00) (the "RLC Loan") pursuant to a Revolving Line of Credit Agreement, dated January 18, 1999 (as amended and modified from time to time, the "RLC Loan Agreement"), and evidenced by a Promissory Note, dated January 18, 1999 (as amended and modified from time to time, the "RLC Note"). The RLC Loan Agreement was subsequently modified pursuant to each of (i) that certain First Modification, dated December 29, 1999, (ii) that certain Second Modification, dated April 26, 2000, (iii) that certain Third Modification, dated as of September 7, 2000, and (iv) that certain Modification dated September 7, 2000 executed in connection with the issuance of the Letter of Credit (as defined below) dated June 26, 2000. The Note was subsequently amended by a Note Modification, dated December 29, 1999.

        B.    Pursuant to a Security Agreement, dated January 18, 1999, and Intellectual Property Security Agreement, dated January 18, 1999, as amended by that certain First Modification Agreement to Intellectual Property Security Agreement, dated January 6, 2000 (as amended from time to time, the "IP Security Agreement") (collectively, as amended from time to time, the "RLC Security Agreements"), Borrower has granted to Lender a present, continuing security interest in, lien upon and right of setoff against the assets and properties of Borrower to secure the RLC Loan.

        C.    Pursuant to the terms of the RLC Loan, Borrower applied for and Lender issued three irrevocable standby letters of credit in the aggregate stated amount of $5,547,425.00 (collectively, as amended from time to time, the "Letters of Credit") pursuant to the terms of the RLC Loan Agreement and their respective Application and Agreement for Irrevocable Standby Letter of Credit (collectively, as more particularly described below and as amended from time to time, the "Letter of Credit Agreements"). The Letters of Credit include the following: (i) that certain Letter of Credit issued pursuant to a Letter of Credit Agreement dated April 25, 2000 in the stated amount of $3,000,000.000 to EOP-150 California Street, L.L.C., as beneficiary, (ii) that certain Letter of Credit issued pursuant to a Letter of Credit Agreement dated September 7, 2000 in the stated amount of $2,000,000.00 to American Home Assurance Company, as beneficiary, and (iii) that certain Letter of Credit issued pursuant to a Letter of Credit Agreement dated June 26, 2000, in the stated amount of $547,425.00 to 200 South Wacker Drive LLC, as beneficiary, as modified by that certain Modification Agreement, dated September 7, 2000.

        D.    The RLC Loan Agreement, RLC Note, RLC Security Agreements, Letter of Credit Agreements, all Uniform Commercial Code Financing Statements and all other agreements, documents, and instruments governing, evidencing, securing, or otherwise relating to the RLC Loan, as modified in this Modification are sometimes referred to herein individually and collectively as the "RLC Loan Documents."

        E.    Lender also previously extended to Borrower a term loan in the maximum principal amount of Two Million Four Hundred Thousand and No/100 Dollars ($2,400,000.00) ("Term Loan") pursuant to a Term Loan Agreement, dated April 26, 2000 (as amended and modified from time to time, the "Term Loan Agreement"), and evidenced by a Promissory Note, dated April 26, 2000 (as amended and modified from time to time, the "Term Note"). The Term Loan is secured by that certain Deed of Trust, Assignment of Rents, Security Agreement and Financing Statement (Tenfold Corporation), dated April 26, 2000 (as amended from time to time, the "Term Deed of Trust"), as recorded in the real property records of Marin County, California on April 28, 2000 as Instrument No 2000-0021881, which Term Deed of Trust constitutes a first priority lien on that certain real property located in San Rafael, Marin County, California and more particularly described in Exhibit A to the Term Deed of Trust ("Term Loan Property").

        F.    The Term Loan Agreement, the Term Note, the Term Deed of Trust, all Uniform Commercial Code Financing Statements and all other agreements, documents, and instruments governing, evidencing, securing, or otherwise relating to the Term Loan, as modified in this Modification are sometimes referred to herein individually and collectively as the "Term Loan Documents."

        G.    BOLC, an affiliate of Secured Party, has extended certain equipment lease financing to Debtor in the original aggregate amount of approximately Six Million One Hundred Seventy-Three Thousand Five Hundred Ninety-Six and 42/100 Dollars ($6,173,596.42), pursuant to that certain Master Lease Agreement, dated November 23, 1998 and certain lease schedules issued pursuant thereto with respect to the lease of specific equipment, as executed by Borrower and BOLC (collectively, as amended from time to time, the "Equipment Leases"). The Borrower's obligations under the Equipment Leases are secured by that certain Security Agreement, dated November 23, 1998 (as amended from time to time, the "Equipment Lease Security Agreement.").

        H.    The Master Lease Agreement, the Equipment Lease Security Agreement, the Equipment Leases and all other documents or instruments evidencing, governing, securing or otherwise relating to the Equipment Leases, as modified in this Modification are referred to herein as the "Equipment Lease Documents."

        I.    On October 27, 2000, Borrower and Lender entered into that certain Agreement to Provide Collateral (as amended from time to time, the "Collateral Agreement") with regard to the RLC Loan, wherein (i) Lender agreed to temporarily waive the required financial covenants appearing in Section 6.14 of the RLC Loan Agreement until the earlier to occur of (A) November 15, 2000, or (B) the occurrence of an Event of Default other than under Section 6.14 of the RLC Loan Agreement, and (ii) Borrower agreed to provide cash collateral to Lender to secure Borrower's obligations under all Letter of Credit Agreements or to cause all Letters of Credit to be replaced by another financial institution and returned to Lender, in either case, by November 15, 2000. To date, Lender has not received such cash collateral or replacement of the Letters of Credit, and in accordance with the terms of the Collateral Agreement, Lender's temporary waiver of Borrower's compliance with the covenants contained in Section 6.14 of the RLC Loan Agreement lapsed and such covenants continue in full force and effect and are binding against Borrower. Borrower and Lender acknowledge that such failures by Borrower permit Lender to declare an Event of Default under the RLC Loan Documents, but that to date, Lender has not done so.

        J.    On January 10, 2001, Borrower and Lender entered into an agreement ("Lien Agreement") whereby Borrower agreed to allow the present, continuing security interest in, lien upon and right of setoff against, the assets and properties of Borrower which was previously granted to Lender under the RLC Loan Documents, to attach and be effective upon the date thereof notwithstanding the fact that Lender did not declare an Event of Default under any of the RLC Loan Documents as previously required under the terms of the RLC Security Agreements. Pursuant to the RLC Security Agreements and the Lien Agreement, such lien and/or security interest has attached to such assets and properties of Borrower and has been perfected by the filing of certain Uniform Commercial Code Financing Statements in various jurisdictions and the recordation of the Intellectual Property Security Agreement, as amended, in the records of the United States Patent and Trademark Office on January 17, 2001, reel/frame 002176/0349 and 011239/0440.

        K.    Borrower has now requested that Lender agree to (i) reinstate and continue its temporary waiver of Borrower's compliance with the financial covenants contained in Section 6.14 of the RLC Loan Agreement, and as similarly required by Article VII of the Term Loan Agreement, (ii) temporarily waive the requirement of Section 2 of the Collateral Agreement to provide full cash collateral to Lender to secure Borrower's obligations under all Letter of Credit Agreements or to cause all Letters of Credit to be replaced by another financial institution and returned to Lender, (iii) temporarily waive the requirement (iv) temporarily forbear the exercise of its remedies with regard to Borrower's failure to comply with the foregoing financial and cash collateral requirements, and (v) temporarily waive the requirement of Section 6.15 of the RLC Loan Agreement requiring Borrower to maintain its primary checking, demand deposit, savings, clearing accounts and other depository accounts with Lender.

        L.    Lender is willing to do so upon the terms and conditions of this Modification, including, among other things, (i) the agreement of Borrower to deposit with Lender up to $3,500,000 in cash collateral at the times and in the amounts provided herein, to be placed into a "Bank One Restricted Cash Account" to act as partial cash collateral for the obligations of Borrower to Lender under the Letter of Credit Agreements and all other obligations of Borrower to Lender or BOLC, and (ii) that all collateral securing any of the RLC Loan, Term Loan or Equipment Leases be further pledged by Borrower as collateral to secure all obligations of Borrower to Lender or BOLC, it being the intent of the parties to cross collateralize all such obligations.

        M.  The RLC Loan Documents, the Term Loan Documents, the Equipment Lease Documents the Collateral Agreement, the Lien Agreement, the Letter of Credit Agreements, and all other documents and instruments governing, evidencing, securing or otherwise related to the RLC Loan, Term Loan, Letters of Credit or Equipment Leases are referred to herein as the "Loan Documents." The RLC Loan, the Term Loan, the Equipment Leases, the Letters of Credit and all other credit or financing facilities extended by Lender, BOLC or an affiliate of Lender or BOLC, to Borrower, are referred to herein collectively as the "Loans."

AGREEMENT:

        For good and valuable consideration, including the agreements, waivers and covenants of the parties contained herein, the receipt and sufficiency of which are hereby acknowledged, Borrower, BOLC and Lender agree as follows:

        1.    Recitals.    Borrower hereby acknowledges the accuracy of the Recitals which are incorporated herein by reference.

        2.    Limited Waiver of Defaults; Forbear of Remedies; Exercise of Future Remedies; and Release of Liens and Security Interests.

          (a)    Borrower acknowledges its failure to comply with the requirements of the Collateral Agreement to provide cash collateral for the Letters of Credit or to cause such Letters of Credit to be replaced by another financial institution and returned to Lender and its failure to comply with the financial covenants contained in Section 6.14 of the Loan Agreement, Lender's temporary waiver thereof having lapsed. Borrower and Lender acknowledge that such failures by Borrower permit Lender to declare an Event of Default under the RLC Loan Documents, but that to date, Lender has not done so. Borrower and Lender further acknowledge that Borrower's financial statements for the period ending September 30, 2000 do not, and it is expected that Borrower's financial statements for the periods December 31, 2000 and March 31, 2001 will not, demonstrate compliance by Borrower with such financial covenants. At the request of Borrower, Lender temporarily waives Borrower's obligation to comply with (i) the financial covenants contained in Section 6.14 of the RLC Loan Agreement and Article VII of the Term Loan Agreement (including any measurement of Borrower's compliance with the financial covenants based on its financial statements for the periods ending September 30, 2000, December 31, 2000 and March 30, 2001), (ii) the obligation of Borrower to deposit cash collateral with Lender to secure Borrower's obligations under the Letter of Credit Agreements as required by Section 2 of the Collateral Agreement (but such waiver does not extend to the requirement to deposit and pledge cash to Lender in accordance with Section 5 hereof), and (iii) Borrower's obligation under Section 6.15 of the RLC Loan Agreement to maintain its primary checking, demand deposit, savings, clearing accounts and other depository accounts with Lender, until the earlier to occur of (A) May 31, 2001 or (B) the occurrence of any default by Borrower hereunder or any Default or Event of Default under any of the Loan Documents (as such terms "Default" or "Event of Default" are defined in the Loan Documents or as used in Section 14 of the Master Lease Agreement, dated November 23, 1998 between Borrower and BOLC, except that such Defaults or Events of Default shall not include a failure to comply with the financial covenants or cash collateral requirements waived herein by Lender and BOLC), and Lender and BOLC further agree to forbear the exercise of any remedies under the Loan Documents with respect to such financial covenants or cash collateral requirements until the earlier to occur of (A) May 31, 2001 or (B) the occurrence of any default by Borrower hereunder or any such Default or Event of Default.

          (b)    Lender and Borrower acknowledge and agree that the waiver described in paragraph (a) above is limited to the specific failures and events described above in this Section 2, and that Lender and BOLC do not and shall not waive any other default or event of default that may currently exist or that may arise after the date hereof under any of the Loan Documents. Moreover, Lender, BOLC and Borrower agree that the limited waiver with respect to the specific failures and events described herein and shall immediately cease and Lender and BOLC shall have the right to immediately accelerate the Loans and enforce their remedies under the Loan Documents upon the occurrence of any default or event of default hereunder or under any of the Loan Documents without notice of any kind to Borrower. The limited waiver contained herein does not constitute and may not in any way be construed to waive any right or remedy of Lender for any future default or event of default under the Loan Documents or to amend, extend or otherwise modify the Loans or any Loan Documents except as expressly provided herein.

          (c)    Borrower, Lender and BOLC acknowledge that the Loan Documents contain various notice periods, grace periods and cure periods with regard to the determination of whether a default or event of default has occurred under the Loan Documents. Borrower, Lender and BOLC hereby agree that all of such notice periods, grace periods or cure periods shall be limited to the period described in the Loan Documents or five (5) days, whichever is less. Borrower expressly waives any benefit of, or right to rely upon any notice cure or grace periods in excess of five (5) days contained in any of the Loan Documents, whether as a condition precedent to the declaration of a Default or Event of Default by Lender or BOLC under any of the Loan Documents or as a cure or grace period prior to the enforcement of remedies, all such periods now being limited to a maximum of five (5) days.

          (d)    Borrower, Lender and BOLC agree that Lender and BOLC shall be under no obligation to release any collateral for any of the Loans if at the time of such proposed release, any payment or amount received by Lender or BOLC from Borrower with respect to the Loans or any collateral for the obligations of Borrower to Lender or BOLC, would be avoidable as a "preference" under Sections 547 and/or 550 of the Bankruptcy Code (the Bankruptcy Reform Act of 1978, 11 U.S.C. § 101 et. seq.) or any other applicable provisions thereof or of any state fraudulent transfer or similar statute, as determined by Lender in its discretion or upon advice of its legal counsel.

        3.    Cross-Default.    Borrower, BOLC and Lender agree that, from the date hereof, all of the Loans shall be cross-defaulted one with the other such that upon the occurrence of a default or an event of default under any of the Loans in accordance with the terms of the Loan Documents relating to such Loans, such default or event of default shall constitute a default or event of default under all of the Loans and Lender an/or BOLC shall have the right to immediately accelerate all of the Loans and enforce their remedies under any or all of the Loans and Loan Documents.

        4.    Cross-Collateralization.    Borrower, BOLC and Lender agree to cross-collateralize the Loans such that collateral for one of the Loans shall, from the date hereof, constitute collateral for all of the Loans. To effectuate the foregoing, Borrower and Lender agree to amend the RLC Security Agreements, the Equipment Lease Security Agreement, the Term Deed of Trust, and all other instruments or documents that grant Lender or BOLC a line or security interest in and to the assets or properties of Borrower as security for one or more of the Loans ("Security Documents"). Copies of the forms of amendments to such Security Documents are attached hereto as Exhibit A, and Borrower agrees to execute and deliver the same as a condition precedent to the effectiveness hereof.

        5.    Cash Collateral.    As a condition to the effectiveness of Lender's and BOLC's waivers and agreements hereunder, Borrower agrees to make the following deposits of immediately available cash funds into a "Bank One Restricted Cash Account" established with Lender (the "Cash Collateral Account") subject to the terms of that certain Cash Collateral Agreement, dated of even date herewith ("Cash Collateral Agreement"), a copy of which is attached hereto as Exhibit B: Such funds shall act as collateral security for all obligations of Borrower under the Loan Documents to each of Lender and BOLC.

          (a)    Commencing on Tuesday, February 27, 2001, and continuing weekly thereafter on Tuesday of each calendar week, Borrower shall deposit, or deliver to Lender for deposit, in the Cash Collateral Account, immediately available funds in an amount equal to the lesser of (i) fifty percent (50%) of Borrower's Excess Cash Balance as of the immediately preceding Friday, and (ii) an amount sufficient, if any, to bring the balance of the Cash Collateral Account to THREE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($3,500,000.00). Such deposit, if any, shall be made by Borrower by wire transfer, pursuant to Lender's instructions on or before the close of business on each Tuesday. As used herein, "Excess Cash Balance" shall have the meaning described on Exhibit C hereto. Borrower shall also provide to Lender and BOLC, on Monday of each calendar week, a report in form and substance reasonably acceptable to Lender and BOLC, detailing the calculation of the Excess Cash Balance as of the immediately preceding Friday and of all payments made by Borrower during the preceding calendar week, whether for goods, services, leased property in payment of indebtedness or otherwise, individually in excess of $300,000.00, except for regularly scheduled payments in the ordinary course of business.

          (b)    Borrower has entered into a Standard Commercial/Investment Purchase Agreement with P&K Properties or its assignee ("Buyer"), accepted on January 24, 2001 (the "Purchase Agreement") whereby Borrower agrees to sell, and Buyer agrees to purchase certain real property and structures thereon located at 171-181 Carlos Drive, San Rafael CA ("Property"). Immediately upon the closing of the sale of the Property, Borrower shall deposit, or deliver to Lender for deposit, in the Cash Collateral Account (in addition to repayment in full of the outstanding balance of the Term Loan), immediately available funds in an amount equal to the gross proceeds from such sale, less the required repayment in full of the Term Loan and less customary and normal closing, title and brokerage costs. Borrower agrees to promptly provide written notice to Lender and BOLC of any amendment, modification or termination of the Purchase Agreement and further agrees to take all reasonable actions and to otherwise diligently pursue the closing of the transactions described in the Purchase Agreement.

          (c)    Borrower has entered into a letter of intent with Linedata Services ("Linedata"), dated February 2, 2001 (the "Letter of Intent"), with regard to the granting by Borrower of a license to Linedata to build applications with Borrower's integrated applications software development technology called the "Universal Application," the sale by Borrower of the stock or assets of its subsidiary, The Longview Group, Inc. and the sale, assignment or other transfer of all or substantially all of the rights of Borrower and its subsidiary, Argenesis Corporation, in the "TradeXpress Lite" ASP-based trade order management system software program. Immediately upon the earlier to occur of (i) the closing of any of the sales transactions contemplated by the Letter of Intent, or (ii) on June 30, 2001, Borrower shall deposit, or deliver to Lender for deposit, in the Cash Collateral Account, additional immediately available funds in an necessary, if any, to bring the then-current balance of the Cash Collateral Account to at least THREE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($3,500,000.00). Borrower agrees to promptly provide written notice to Lender and BOLC of any decrease in the aggregate purchase price or other consideration to be paid to Borrower in respect of the transactions described in the Letter of Intent, whether in one amendment or modification or a series thereof, if such decrease is greater than thirty-three (33%) percent. Borrower further agrees to take all reasonable actions and to otherwise diligently pursue the closing of the transactions described in the Letter of Intent.

          (d)    Lender and BOLC agree to release and return to Borrower, subject to the limitations of Section 2(d) above, all cash and investments then held in the Cash Collateral Account provided that (i) all Letters of Credit shall have expired without renewal, have been replaced by substitute letters of credit from another financial institution and the original Letters of Credit have been returned to Lender, or Lender has no further liability under any Letter of Credit, (ii) all reimbursement obligations of Borrower under the Letter of Credit Agreement have been paid in full, (iii) no Default or Event of Default has occurred and is continuing under the Loan Documents, and (iv) no payments required under the Loan Documents are 30 days or more past due.

        6.    Additional Financial Reporting.    In addition to any financial or other reporting required of Borrower under the Loan Documents, Borrower agrees to provide the following to Lender and BOLC:

          (a)    Commencing for the month of January, 2001, within forth-five (45) days of end of each calendar month, except for the months of January and February, in which case such period shall be forty-five (45) days after the filing by Borrower of its Form 10K with the US Securities and Exchange Commission, the financial statements of Borrower which shall consist of a balance sheet, income statement and statement of cash flows as of the end of such calendar month.

          (b)    Commencing for the month of January, 2001, within twenty (20) days of end of each calendar month, a written progress report in form and substance reasonably acceptable to Lender and BOLC relating to the customer contract generally known as I-Plan and with respect to which Lender has issued a Letter of Credit to American Home Assurance Company.

          (c)    Borrower shall furnish to Lender or BOLC such information concerning Borrower and the assets, business, financial condition, operations, property, prospects, and results of operations of Borrower as Lender or BOLC reasonably requests from time to time.

        7.    Conforming Modifications; Consent of Lender.    Each of the Loan Documents is hereby modified to the extent required to be consistent with the terms hereof. Lender hereby consents and agrees to the foregoing modifications to the Loan Documents.

        8.    Fees.    Borrower agrees to pay to Lender and BOLC, upon the date hereof, all of the costs and expenses incurred by Lender or BOLC in connection with the preparation of this Modification, and the other documents related thereto (including, without limitation, Lender's legal fees in connection with the Modification and other matters related hereto), title, financing statement search fees, recording, processing and closing fees, and any other amounts incurred by Lender, together with a letter of credit renewal fee in the amount of $37,500.00 and a modification and forbearance fee in the amount of $12,500.00 Borrower acknowledges that such fees are fully earned by Lender and non-refundable upon payment.

        9.    Ratification of Loan Documents and Collateral.    The Loan Documents, as modified by this Modification, are ratified and affirmed by Borrower and shall remain in full force and effect as modified herein. Any property or rights to or interests in property granted as security in the Loan Documents shall remain as security for each of the Loans and the obligations of Borrower under the Loan Documents.

        10.    Borrower Representations and Warranties.    Borrower represents and warrants to Lender and BOLC that:

          (a)    Except as otherwise disclosed to Lender and BOLC in writing, there has been no material adverse change in the financial condition of Borrower or any other person whose financial statement has been delivered to Lender or BOLC in connection with the Loans from the most recent financial statements received by Lender or BOLC.

          (b)    Borrower does not have, as of the date hereof, any claims, counterclaims, defenses, or set-offs with respect to the Loans or the Loan Documents as modified herein.

          (c)    The Loan Documents as modified herein are the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with their terms.

          The execution and delivery of this Modification and the performance of the Loan Documents as modified herein have been duly authorized by all requisite action by or on behalf of the Borrower. This Modification has been duly executed and delivered on behalf of the Borrower.

        11.    Borrower Covenants.    Borrower covenants with Lender and BOLC that:

          (a)    Borrower shall execute, deliver, and provide to Lender and BOLC such additional agreements, documents, and instruments as reasonably required by Lender or BOLC to effectuate the intent of this Modification.

          (b)    Borrower fully, finally, and forever releases and discharges Lender, BOLC and their successors, assigns, directors, officers, employees, agents, attorneys, and representatives from any and all actions, causes of action, claims, debts, demands, liabilities, obligations, and suits, of whatever kind or nature, in law or equity of Borrower, which are now known to Borrower, (i) in respect of the Loan, the Loan Documents, or the actions or omissions of Lender or BOLC in respect of the Loans or the Loan Documents and (ii) arising from events occurring prior to the date of this Modification. Borrower has been advised by legal counsel and understands and acknowledges the significance and consequences of this release, and Borrower expressly consents and agrees that the releases contained herein shall be given full force and effect according to each and all of their express terms and provisions including those relating to demands and causes of action, if any, as well as those relating to any other claims, demands and causes of action hereinabove specified.

          (c)    On or prior to the execution and delivery of this Modification, Borrower shall have executed and delivered, or caused to be executed and delivered, to Lender, each in form and substance satisfactory to Lender and BOLC, such other documents, instruments, resolutions, subordinations, and other agreements as Lender or BOLC may require in their sole discretion, if any.

          (d)    If required by Lender or BOLC, on or prior to the execution and delivery of this Modification, Borrower shall have provided to Lender certified resolutions authorizing this

  Modification and designating the person or persons authorized to sign this Modification and any related documents on behalf of Borrower.

        12.    Execution and Delivery of Modification by Lender.    Neither Lender nor BOLC shall be bound by this Modification until (a) Lender, BOLC and Borrower have each executed and delivered this Modification and (b) Borrower has performed all of the obligations of the Borrower under this Modification to be performed contemporaneously with the execution and delivery of this Modification, including, without limitation, the payment of the fees required under Section 8, the deposit of cash as required under Section 6 and the execution of the documents, instruments and agreements required under Section 4 hereof.

        13.    Integration, Change, Discharge, Termination, or Waiver.    The Loan Documents as modified herein, together with documents, instruments and agreements required under Section 4 hereof, contain the complete understanding and agreement of Borrower, BOLC and Lender in respect of the Loans and the other matters described herein and supersede all prior representations, warranties, agreements, arrangements, understandings, and negotiations. No provision of the Loan Documents as modified herein may be changed, discharged, supplemented, terminated, or waived except in a writing signed by the parties thereto.

        14.    Binding Effect.    The Loan Documents as modified herein shall be binding upon and shall inure to the benefit of Borrower, BOLC and Lender and their successors and assigns and the executors, legal administrators, personal representatives, heirs, devisees, and beneficiaries; provided, however, Borrower may not assign any of its rights or delegate any of its obligations under the Loan Documents, and any purported assignment or delegation shall be void.

        15.    Choice of Law.    This Modification shall be governed by and construed in accordance with the laws of the State of Utah, without giving effect to conflicts of law principles.

        16.    Counterpart Execution.    This Modification may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Modification to physically form one document. Receipt by Lender and BOLC of an executed copy of this Modification by facsimile shall constitute conclusive evidence of execution and delivery of the Modification by the signatory thereto.

        [remainder of page intentionally left blank]

        IN WITNESS WHEREOF, Lender, BOLC and Borrower have executed this Modification as of the date first written above.

TENFOLD CORPORATION a Delaware corporation
By:
Name:	Martin F. Petersen
Title:	Chief Financial Officer
"Borrower"
BANK ONE, UTAH, NATIONAL ASSOCIATION a national banking association
By:
Name:	Bonnie Wilson
Title:	First Vice President
"Lender"
BANC ONE LEASING CORPORATION
By:
Name:	Bonnie Wilson
Title:	First Vice President
"BOLC"

EXHIBIT A

DOCUMENTS TO AMEND COLLATERAL DOCUMENTS

EXHIBIT B

CASH COLLATERAL AGREEMENT

EXHIBIT C

EXCESS CASH BALANCE

        "Excess Cash Balance" means as of any date, the greater of (i) zero dollars ($0.00) and (ii) Borrower's Cash less Eight Million Five Hundred Thousand and No/100 Dollars ($8,500,000.00)

        As used in determining Excess Cash Balance, the following terms shall have the following meanings:

        "Cash" means (i) the aggregate balance of Borrower's cash and Cash Equivalent Investments as of the close of business on Friday of each calendar week, less (ii) Borrower's "restricted cash" as determined in a manner consistent with generally accepted accounting principles and the manner in which Borrower has historically classified and presented "restricted cash" on its balance sheet, and less (ii) all of Borrower's outstanding checks and drafts in the process of collection.

        "Borrower" means, on a consolidated basis, Borrower and all subsidiaries, parents and affiliates which for federal income tax purposes, file a consolidated tax return.

        "Cash Equivalent Investments" shall mean (a) short-term obligations of, or fully guaranteed by, the United States of America, (b) commercial paper, (c) demand deposit accounts and other bank accounts or deposits, and (d) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign), (e) securities or other investments which are sold on a regularly recognized market and (f) any other form of liquidity equivalent to cash.

FIRST AMENDMENT TO
MODIFICATION AND FORBEARANCE AGREEMENT
($3,500,000.00 Term Loan, $15,000,000.00 Revolving Line of Credit and
$6,173,596.42 Equipment Lease Financing)

        This FIRST AMENDMENT TO MODIFICATION AND FORBEARANCE AGREEMENT (the "Amendment") is made as of April 2, 2001, by and between TENFOLD CORPORATION, a Delaware corporation formerly known as KeyTex Corporation ("Borrower"), having its principal office at 180 West Election Road, Suite 100, Draper, Utah 84020, BANK ONE, UTAH, NATIONAL ASSOCIATION, a national banking association ("Lender"), having a place of business at 201 North Central Avenue, 3rd Floor, Managed Assets—Mail Code AZ1[cad220]1283, Phoenix, Arizona 85004, and BANC ONE LEASING CORPORATION ("BOLC"), having a place of business at 201 North Central Avenue, 3rd Floor, Managed Assets—Mail Code AZ1[cad220]1283, Phoenix, Arizona 85004.

RECITALS:

        A.    Lender previously extended to Borrower a revolving line of credit in the original maximum principal amount of Five Million and No/100 Dollars ($5,000,000.00) (subsequently increased to $15,000,000.00) (the "RLC Loan") pursuant to a Revolving Line of Credit Agreement, dated January 18, 1999 (as amended and modified from time to time, the "RLC Loan Agreement"), and evidenced by a Promissory Note, dated January 18, 1999 (as amended and modified from time to time, the "RLC Note"). The RLC Loan Agreement was subsequently modified pursuant to each of (i) that certain First Modification, dated December 29, 1999, (ii) that certain Second Modification, dated April 26, 2000, (iii) that certain Third Modification, dated as of September 7, 2000, and (iv) that certain Modification dated September 7, 2000 executed in connection with the issuance of the Letter of Credit (as defined below) dated June 26, 2000. The Note was subsequently amended by a Note Modification, dated December 29, 1999.

        B.    Pursuant to a Security Agreement, dated January 18, 1999, and Intellectual Property Security Agreement, dated January 18, 1999, as amended by that certain First Modification Agreement to Intellectual Property Security Agreement, dated January 6, 2000 (as amended from time to time, the "IP Security Agreement") (collectively, as amended from time to time, the "RLC Security Agreements"), Borrower has granted to Lender a present, continuing security interest in, lien upon and right of setoff against the assets and properties of Borrower to secure the RLC Loan.

        C.    Pursuant to the terms of the RLC Loan, Borrower applied for and Lender issued three irrevocable standby letters of credit in the aggregate stated amount of $5,547,425.00 (collectively, as amended from time to time, the "Letters of Credit") pursuant to the terms of the RLC Loan Agreement and their respective Application and Agreement for Irrevocable Standby Letter of Credit (collectively, as more particularly described below and as amended from time to time, the "Letter of Credit Agreements"). The Letters of Credit include the following: (i) that certain Letter of Credit issued pursuant to a Letter of Credit Agreement dated April 25, 2000 in the stated amount of $3,000,000.000 to EOP-150 California Street, L.L.C., as beneficiary, (ii) that certain Letter of Credit issued pursuant to a Letter of Credit Agreement dated September 7, 2000 in the stated amount of $2,000,000.00 to American Home Assurance Company, as beneficiary, and (iii) that certain Letter of Credit issued pursuant to a Letter of Credit Agreement dated June 26, 2000, in the stated amount of $547,425.00 to 200 South Wacker Drive LLC, as beneficiary, as modified by that certain Modification Agreement, dated September 7, 2000.

        D.    The RLC Loan Agreement, RLC Note, RLC Security Agreements, Letter of Credit Agreements, all Uniform Commercial Code Financing Statements and all other agreements, documents, and instruments governing, evidencing, securing, or otherwise relating to the RLC Loan, as modified in this Amendment are sometimes referred to herein individually and collectively as the "RLC Loan Documents."

        E.    Lender also previously extended to Borrower a term loan in the maximum principal amount of Two Million Four Hundred Thousand and No/100 Dollars ($2,400,000.00) ("Term Loan") pursuant to a Term Loan Agreement, dated April 26, 2000 (as amended and modified from time to time, the "Term Loan Agreement"), and evidenced by a Promissory Note, dated April 26, 2000 (as amended and modified from time to time, the "Term Note"). The Term Loan is secured by that certain Deed of Trust, Assignment of Rents, Security A greement and Financing Statement (Tenfold Corporation), dated April 26, 2000 (as amended from time to time, the "Term Deed of Trust"), as recorded in the real property records of Marin County, California on April 28, 2000 as Instrument No 2000[cad220]0021881, which Term Deed of Trust constitutes a first priority lien on that certain real property located in San Rafael, Marin County, California and more particularly described in Exhibit A to the Term Deed of Trust ("Term Loan Property").

        F.    The Term Loan Agreement, the Term Note, the Term Deed of Trust, all Uniform Commercial Code Financing Statements and all other agreements, documents, and instruments governing, evidencing, securing, or otherwise relating to the Term Loan, as modified in this Amendment are sometimes referred to herein individually and collectively as the "Term Loan Documents."

        G.    BOLC, an affiliate of Secured Party, has extended certain equipment lease financing to Debtor in the original aggregate amount of approximately Six Million One Hundred Seventy-Three Thousand Five Hundred Ninety-Six and 42/100 Dollars ($6,173,596.42), pursuant to that certain Master Lease Agreement, dated November 23, 1998 and certain lease schedules issued pursuant thereto with respect to the lease of specific equipment, as executed by Borrower and BOLC (collectively, as amended from time to time, the "Equipment Leases"). The Borrower's obligations under the Equipment Leases are secured by that certain Security Agreement, dated November 23, 1998 (as amended from time to time, the "Equipment Lease Security Agreement.").

        H.    The Master Lease Agreement, the Equipment Lease Security Agreement, the Equipment Leases and all other documents or instruments evidencing, governing, securing or otherwise relating to the Equipment Leases, as modified in this Amendment are referred to herein as the "Equipment Lease Documents."

        I.    On October 27, 2000, Borrower and Lender entered into that certain Agreement to Provide Collateral (as amended from time to time, the "Collateral Agreement") with regard to the RLC Loan, wherein (i) Lender agreed to temporarily waive the required financial covenants appearing in Section 6.14 of the RLC Loan Agreement until the earlier to occur of (A) November 15, 2000, or (B) the occurrence of an Event of Default other than under Section 6.14 of the RLC Loan Agreement, and (ii) Borrower agreed to provide cash collateral to Lender to secure Borrower's obligations under all Letter of Credit Agreements or to cause all Letters of Credit to be replaced by another financial institution and returned to Lender, in either case, by November 15, 2000. To date, Lender has not received such cash collateral or replacement of the Letters of Credit, and in accordance with the terms of the Collateral Agreement, Lender's temporary waiver of Borrower's compliance with the covenants contained in Section 6.14 of the RLC Loan Agreement lapsed and such covenants continue in full force and effect and are binding against Borrower. Borrower and Lender acknowledge that such failures by Borrower permit Lender to declare an Event of Default under the RLC Loan Documents, but that to date, Lender has not done so.

        J.    On January 10, 2001, Borrower and Lender entered into an agreement ("Lien Agreement") whereby Borrower agreed to allow the present, continuing security interest in, lien upon and right of setoff against, the assets and properties of Borrower which was previously granted to Lender under the RLC Loan Documents, to attach and be effective upon the date thereof notwithstanding the fact that Lender did not declare an Event of Default under any of the RLC Loan Documents as previously required under the terms of the RLC Security Agreements. Pursuant to the RLC Security Agreements and the Lien Agreement, such lien and/or security interest has attached to such assets and properties of

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Borrower and has been perfected by the filing of certain Uniform Commercial Code Financing Statements in various jurisdictions and the recordation of the Intellectual Property Security Agreement, as amended, in the records of the United States Patent and Trademark Office on January 17, 2001, reel/frame 002176/0349 and 011239/0440.

        K.    On February 23, 2001, Borrower and Lender entered into a Modification and Forbearance Agreement ("Forbearance Agreement"), whereby Lender agreed, among other things, to (i) reinstate and continue its temporary waiver of Borrower's compliance with the financial covenants contained in Section 6.14 of the RLC Loan Agreement, and as similarly required by Article VII of the Term Loan Agreement, (ii) temporarily waive the requirement of Section 2 of the Collateral Agreement to provide full cash collateral to Lender to secure Borrower's obligations under all Letter of Credit Agreements or to cause all Letters of Credit to be replaced by another financial institution and returned to Lender, (iii) temporarily forbear the exercise of its remedies with regard to Borrower's failure to comply with the foregoing financial and cash collateral requirements, and (iv) temporarily waive the requirement of Section 6.15 of the RLC Loan Agreement requiring Borrower to maintain its primary checking, demand deposit, savings, clearing accounts and other depository accounts with Lender.

        L.    Pursuant to Section 5 of the Forbearance Agreement and certain documents described therein, Borrower agreed (i) to deposit with Lender up to $3,500,000.00 in cash collateral at the times and in the amounts provided therein, to be placed into a "Bank One Restricted Cash Account" to act as partial cash collateral for the obligations of Borrower to Lender under the Letter of Credit Agreements and all other obligations of Borrower to Lender or BOLC, and (ii) that all collateral securing any of the RLC Loan, Term Loan or Equipment Leases shall secure all obligations of Borrower to Lender or BOLC, it being the intent of the parties to cross collateralize all such obligations.

        M.  As of the date hereof, Borrower has deposited the $3,500,000.00 in cash collateral with Lender as required by Section 5 of the Forbearance Agreement, and based thereon Borrower has requested that Lender agree to (i) extend its waivers contained in Section 2 of the Forbearance Agreement until the earlier to occur of (1) January 1, 2002 or (2) the occurrence of any default by Borrower hereunder or any Default or Event of Default under any of the Loan Documents and (ii) to delete the requirement of Section 5(a) of the Forbearance Agreement requiring Borrower to provide Lender with a weekly report detailing its "Excess Cash Balance." Lender is willing to do so on the terms and conditions contained herein.

        N.    The RLC Loan Documents, the Term Loan Documents, the Equipment Lease Documents the Collateral Agreement, the Lien Agreement, the Letter of Credit Agreements, the Forbearance Agreement, and all other documents and instruments governing, evidencing, securing or otherwise related to the RLC Loan, Term Loan, Letters of Credit or Equipment Leases are referred to herein as the "Loan Documents." The RLC Loan, the Term Loan, the Equipment Leases, the Letters of Credit and all other credit or financing facilities extended by Lender, BOLC or an affiliate of Lender or BOLC, to Borrower, are referred to herein collectively as the "Loans."

AGREEMENT:

        For good and valuable consideration, including the agreements, waivers and covenants of the parties contained herein, the receipt and sufficiency of which are hereby acknowledged, Borrower, BOLC and Lender agree as follows:

        1.    Recitals.    Borrower hereby acknowledges the accuracy of the Recitals which are incorporated herein by reference.

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        2.    Modifications to Forbearance Agreement.

          (a)    Extension of Waiver Until January 1, 2002.    Section 2(a) of the Forbearance Agreement is hereby modified and amended such that the two separate references to May 31, 2001, with respect to expiration of Lender's agreement to waive certain requirements of the Loan Documents, as described in such Section 2(a), and with respect to the expiration of Lender's agreement to forbear exercise of its remedies with respect thereto, are amended to refer, in each case, to January 1, 2002. Borrower, Lender and BOLC acknowledge that such extension of the May 31, 2001 date until January 1, 2002, does not modify or diminish the provisions of Section 2(a) of the Forbearance Agreement whereby the above-described waivers and forbearance by Lender may terminate at an earlier date. Borrower, Lender and BOLC further acknowledge and agree that the extension of the waiver and forbearance described above is limited to the specific failures and events described above in Section 2(a) of the Forbearance Agreement, and that Lender and BOLC do not and shall not waive any other default or event of default that may currently exist or that may arise after the date hereof under any of the Loan Documents. Moreover, Lender, BOLC and Borrower agree that the limited waiver with respect to the specific failures and events described in Section 2(a) of the Forbearance Agreement shall immediately cease and Lender and BOLC shall have the right to immediately accelerate the Loans and enforce their remedies under the Loan Documents upon the occurrence of any default or event of default hereunder or under any of the other Loan Documents, in accordance with Section 2(c) of the Forbearance Agreement. The extension of the limited waiver described herein does not constitute and may not in any way be construed to waive any right or remedy of Lender for any future default or event of default under the Loan Documents or to amend, extend or otherwise modify the Loans or any Loan Documents except as expressly provided herein or in the Forbearance Agreement.

          (b)    The final sentence of Section 5(a) of the Forbearance Agreement which requires Borrower to provide weekly reports to Lender detailing its "Excess Cash Balance," is deleted in its entirety.

        3.    Conforming Modifications; Consent of Lender.    Each of the Loan Documents is hereby modified to the extent required to be consistent with the terms hereof. Lender hereby consents and agrees to the foregoing modifications to the Forbearance Agreement.

        4.    Evidence of Insurance.    Pursuant to Section 4(d) of the Equipment Lease Security Agreement, Borrower is required to maintain public liability and property damage insurance covering the equipment and other collateral subject to the security interest of the Equipment Lease Security Agreement. As a condition precedent to the effectiveness of this Amendment, Borrower shall have provided to Lender evidence acceptable to Lender of such insurance coverage in amounts acceptable to Lender and BOLC. Such insurance must reflect BOLC as loss payee thereunder.

        5.    Fees and Payments.    As a condition precedent to the effectiveness of this Amendment, Borrower agrees to pay to Lender and BOLC, upon the date hereof (i) all of the costs and expenses incurred by Lender or BOLC in connection with the preparation of this Amendment and the other documents related thereto, and in connection with Administering the Loans and Loan Documents, (including, without limitation, Lender's legal fees in connection with the Amendment and other matters related to the Loans), title, financing statement search fees, recording, processing and closing fees, and any other amounts incurred by Lender or BOLC, (ii) all amounts which are currently owing or which are past due with respect to the Equipment Leases and (iii) the required annual letter of credit fee in connection with Lender's extension of Letter of Credit issued pursuant to a Letter of Credit Agreement dated June 26, 2000, in the stated amount of $547,425.00, to 200 South Wacker Drive LLC, as beneficiary, as modified by that certain Modification Agreement, dated September 7, 2000. Borrower acknowledges that such fees and payments are fully earned by Lender and non-refundable upon payment.

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        6.    Ratification of Loan Documents and Collateral.    The Loan Documents, as modified by this Amendment, are ratified and affirmed by Borrower and shall remain in full force and effect as modified herein. Any property or rights to or interests in property granted as security in the Loan Documents shall remain as security for each of the Loans and the obligations of Borrower under the Loan Documents.

        7.    Borrower Representations and Warranties.    Borrower represents and warrants to Lender and BOLC that:

          (a)    Except as otherwise disclosed to Lender and BOLC in writing, there has been no material adverse change in the financial condition of Borrower or any other person whose financial statement has been delivered to Lender or BOLC in connection with the Loans from the most recent financial statements received by Lender or BOLC.

          (b)    Borrower does not have, as of the date hereof, any claims, counterclaims, defenses, or set-offs with respect to the Loans or the Loan Documents as modified herein.

          (c)    The Loan Documents as modified herein are the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with their terms.

          (d)    The execution and delivery of this Amendment and the performance of the Loan Documents as modified herein have been duly authorized by all requisite action by or on behalf of the Borrower. This Amendment has been duly executed and delivered on behalf of the Borrower.

        8.    Borrower Covenants.    Borrower covenants with Lender and BOLC that:

          (a)    Borrower shall execute, deliver, and provide to Lender and BOLC such additional agreements, documents, and instruments as reasonably required by Lender or BOLC to effectuate the intent of this Amendment.

          (b)    Borrower fully, finally, and forever releases and discharges Lender, BOLC and their successors, assigns, directors, officers, employees, agents, attorneys, and representatives from any and all actions, causes of action, claims, debts, demands, liabilities, obligations, and suits, of whatever kind or nature, in law or equity of Borrower, which are now known to Borrower, (i) in respect of the Loan, the Loan Documents, or the actions or omissions of Lender or BOLC in respect of the Loans or the Loan Documents and (ii) arising from events occurring prior to the date of this Amendment. Borrower has been advised by legal counsel and understands and acknowledges the significance and consequences of this release, and Borrower expressly consents and agrees that the releases contained herein shall be given full force and effect according to each and all of their express terms and provisions including those relating to demands and causes of action, if any, as well as those relating to any other claims, demands and causes of action hereinabove specified.

          (c)    On or prior to the execution and delivery of this Amendment, Borrower shall have executed and delivered, or caused to be executed and delivered, to Lender, each in form and substance satisfactory to Lender and BOLC, such other documents, instruments, resolutions, subordinations, and other agreements as Lender or BOLC may require in their sole discretion, if any.

          (d)    If required by Lender or BOLC, on or prior to the execution and delivery of this Amendment, Borrower shall have provided to Lender certified resolutions authorizing this Amendment and designating the person or persons authorized to sign this Amendment and any related documents on behalf of Borrower.

        9.    Execution and Delivery of Amendment by Lender.    Neither Lender nor BOLC shall be bound by this Amendment until (a) Lender, BOLC and Borrower have each executed and delivered this

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Amendment and (b) Borrower has performed all of the obligations of the Borrower under this Amendment to be performed contemporaneously with the execution and delivery of this Amendment, including, without limitation, the payment of the fees and other amounts required under Section 5 hereof.

        10.    Integration, Change, Discharge, Termination, or Waiver.    The Loan Documents as modified herein, contain the complete understanding and agreement of Borrower, BOLC and Lender in respect of the Loans and the other matters described herein and supersede all prior representations, warranties, agreements, arrangements, understandings, and negotiations. No provision of the Loan Documents as modified herein may be changed, discharged, supplemented, terminated, or waived except in a writing signed by the parties thereto.

        11.    Binding Effect.    The Loan Documents as modified herein shall be binding upon and shall inure to the benefit of Borrower, BOLC and Lender and their successors and assigns and the executors, legal administrators, personal representatives, heirs, devisees, and beneficiaries; provided, however, Borrower may not assign any of its rights or delegate any of its obligations under the Loan Documents, and any purported assignment or delegation shall be void.

        12.    Choice of Law.    This Amendment shall be governed by and construed in accordance with the laws of the State of Utah, without giving effect to conflicts of law principles.

        13.    Counterpart Execution.    This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Amendment to physically form one document. Receipt by Lender and BOLC of an executed copy of this Amendment by facsimile shall constitute conclusive evidence of execution and delivery of the Amendment by the signatory thereto.

        [remainder of page intentionally left blank]

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        IN WITNESS WHEREOF, Lender, BOLC and Borrower have executed this Amendment as of the date first written above.

TENFOLD CORPORATION a Delaware corporation
By:
Name:	Martin F. Petersen
Title:	Chief Financial Officer
"Borrower"
BANK ONE, UTAH, NATIONAL ASSOCIATION a national banking association
By:
Name:	Bonnie Wilson
Title:	First Vice President
"Lender"
BANC ONE LEASING CORPORATION
By:
Name:	Bonnie Wilson
Title:	First Vice President
"BOLC"

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AGREEMENT REGARDING WAIVER OF EVENT OF DEFAULT AND
SECOND AMENDMENT TO
MODIFICATION AND FORBEARANCE AGREEMENT
($3,500,000.00 Term Loan, $15,000,000.00 Revolving Line of Credit and
$6,173,596.42 Equipment Lease Financing)

        This AGREEMENT REGARDING WAIVER OF EVENT OF DEFAULT AND SECOND AMENDMENT TO MODIFICATION AND FORBEARANCE AGREEMENT (the "Amendment") is made as of November 28, 2001, by and between TENFOLD CORPORATION, a Delaware corporation formerly known as KeyTex Corporation ("TenFold"), having its principal office at 180 West Election Road, Suite 100, Draper, Utah 84020, BANK ONE, NA, a national banking association with its main office in Chicago, Illinois and successor by merger to BANK ONE, UTAH, NATIONAL ASSOCIATION, a national banking association ("Lender"), having a place of business at 201 North Central Avenue, 3rd Floor, Managed Assets—Mail Code AZ1-1283, Phoenix, Arizona 85004, and BANC ONE LEASING CORPORATION ("BOLC"), having a place of business at 201 North Central Avenue, 3rd Floor, Managed Assets—Mail Code AZ1-1283, Phoenix, Arizona 85004.

RECITALS:

        A.    Reference is made to that certain Modification and Forbearance Agreement, dated effective as of February 23, 2001, as amended by that certain First Amendment to Modification and Forbearance Agreement, dated effective as of April 2, 2001 (collectively, as amended, the "Forbearance Agreement"), by and between TenFold, Lender and BOLC. Reference is further made to the Loans and Loan Documents described in such Forbearance Agreement. All capitalized terms used herein without definition shall have the meanings given to such terms in the Forbearance Agreement.

        B.    Reference is further made to made to that certain letter from Lender and BOLC to TenFold dated October 10, 2001, as amended by that certain letter from Lender and BOLC to TenFold dated October 17, 2001 (collectively, as amended, the "Letter") with respect to certain payment obligations under the Loans and more particularly under the Equipment Loan Documents.

        C.    As described in the Letter, TenFold failed to make the required monthly payments of principal and interest due under the Equipment Lease Documents for the months of August and September, 2001. TenFold has subsequently failed to make additional required payments due under the Equipment Lease Documents for the months of October and November, 2001 (the "Subsequent Payments"). Such failures to pay amounts required under the Equipment Lease Documents constitute Events of Default under the Master Lease Agreement, dated November 23, 1998, by and between TenFold and BOLC, and the other Equipment Lease Documents. In accordance with Section 3 of the Forbearance Agreement, such Event of Default under the Equipment Lease Documents constitutes an Event of Default under each of the Loans and Loan Documents and terminates the forbearance under the Forbearance Agreement.

        D.    TenFold has requested that Lender and BOLC agree to waive the Event of Default under the Loan Documents due to TenFold's failure to pay August and September, 2001 payments as required under the Equipment Lease Documents, as such failures are more fully described in the Letter, in consideration for the payment by TenFold of all such due and unpaid amounts owing under the Equipment Lease Documents with respect to such August and September, 2001 payment obligations, including any default interest, late fees or other similar amounts arising under the Loan Documents due to such failure in payment.

        E.    As an accommodation to TenFold, Lender and BOLC are is willing to waive the Event of Default described in the Letter, reinstate the agreed forbearance of the exercise of certain remedies of Lender and BOLC in accordance with the terms and conditions of the Forbearance Agreement, including forbearing the current exercise of remedies with respect to the uncured Events of Default due to the failure to make the Subsequent Payments, all upon the terms and conditions hereof.

AGREEMENT:

        For good and valuable consideration, including the agreements, waivers and covenants of the parties contained herein, the receipt and sufficiency of which are hereby acknowledged, TenFold, BOLC and Lender agree as follows:

        1.    Incorporation of Documents, Effect of Recitals.    The provisions of the Forbearance Agreement and Letter, including any recitals thereto, are incorporated herein in their entirety. TenFold hereby acknowledges the accuracy of the Recitals hereto which are also incorporated herein by reference and made a part hereof.

        2.    Waiver of Event of Default under Loan Documents and Modifications to Forbearance Agreement.

          (a)    Waiver of Event of Default.    In consideration of the payment by TenFold to BOLC and Lender of the sum of $547,426.45, which payment shall be made concurrently herewith and shall be an express condition precedent to the effectiveness hereof, and which constitutes the aggregate unpaid principal, interest, default interest, late payment fees and other amounts now due and owing under the Equipment Lease Documents with respect to the required monthly payments due in August and September, 2001, BOLC and Lender waive the Event of Default under the Equipment Lease Documents and other Loan Documents which arose due to the non-payment by TenFold of such required monthly payments.

          (b)    Limited Nature of Waiver of Event of Default.    Borrower, Lender and BOLC acknowledge and agree that the waiver described in Section 2(a) above is limited to the specific failures and events described above in Section 2(a) above and in the Letter, and that Lender and BOLC do not and shall not waive or be deemed to have waived any other default or Event of Default that may currently exist, including any Event of Default related or arising due to the failure to make Subsequent Payments or that may arise after the date hereof under any of the Loan Documents, including, but not limited to, Borrower's further failure to timely make any and all payments due and owing under the Equipment Lease Documents and other Loan Documents or the occurrence of any drawing under an outstanding Letter of Credit. The limited waiver described herein does not constitute and may not in any way be construed to waive any right or remedy of Lender for any future default or event of default under the Loan Documents (including any drawing under an Outstanding Letter of Credit) or to amend, extend or otherwise modify the Loans or any Loan Documents except as expressly provided herein or in the Forbearance Agreement.

          (c)    Reinstatement of Forbearance.    Consistent with Sections 2(a) and 2(b) above, and at the request of TenFold, Lender's and BOLC's agreement to forbear exercise of certain rights and remedies as more fully described in Section 2(a) of the Forbearance Agreement, is hereby reinstated subject to all of the terms and conditions hereof and of the Forbearance Agreement, and shall continue until December 21, 2001 unless sooner terminated in accordance herewith or in accordance with the terms and conditions of the Forbearance Agreement. TenFold, Lender and BOLC acknowledge that such reinstatement does not modify or diminish the provisions of Section 2(a) of the Forbearance Agreement whereby the above-described waivers and forbearance by Lender may terminate at an earlier date. Specifically, Lender, BOLC and TenFold agree that such forbearance shall immediately cease and Lender and BOLC shall have the right to immediately accelerate the Loans and enforce their remedies under the Loan Documents upon the occurrence of any Event of Default (other than relating to the August and September, 2001 payments required under the Equipment Lease Documents which have been cured by the payment of the amount described in Section 2(a) hereof) under any of the Loan Documents or upon the drawing under an outstanding Letter of Credit.

        3.    Conforming Modifications; Consent of Lender.    Each of the Loan Documents is hereby modified to the extent required to be consistent with the terms hereof.

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        4.    Fees and Payments.    As a condition precedent to the effectiveness of this Amendment, TenFold agrees to pay to Lender and BOLC, upon the date hereof, all amounts which are currently owing or which are past due with respect to the August and September, 2001 required payments under the Equipment Leases in accordance with Section 2(a) above, in the amount of $547,426.45. TenFold acknowledges that such fees and payments are fully earned by Lender and non-refundable upon payment.

        5.    Ratification of Loan Documents and Collateral.    The Loan Documents, as modified by this Amendment, are ratified and affirmed by all parties thereto and shall remain in full force and effect as modified herein. Any property or rights to or interests in property granted as security in the Loan Documents shall remain as security for each of the Loans and the obligations of TenFold under the Loan Documents.

        6.    TenFold Representations and Warranties.    TenFold represents and warrants to Lender and BOLC that:

          (a)    Except as otherwise disclosed to Lender and BOLC in writing, there has been no material adverse change in the financial condition of TenFold or any other person whose financial statement has been delivered to Lender or BOLC in connection with the Loans from the most recent financial statements received by Lender or BOLC.

          (b)    The Loan Documents as modified herein are the legal, valid, and binding obligation of TenFold, enforceable against TenFold in accordance with their terms.

          (c)    The execution and delivery of this Amendment and the performance of the Loan Documents as modified herein have been duly authorized by all requisite action by or on behalf of the TenFold. This Amendment has been duly executed and delivered on behalf of the TenFold.

        7.    TenFold Covenants.    TenFold covenants with Lender and BOLC that:

          (a)    TenFold shall execute, deliver, and provide to Lender and BOLC such additional agreements, documents, and instruments as reasonably required by Lender or BOLC to effectuate the intent of this Amendment.

          (b)    TenFold fully, finally, and forever releases and discharges Lender, BOLC and their successors, assigns, directors, officers, employees, agents, attorneys, and representatives from any and all actions, causes of action, claims, counterclaims, defenses, debts, demands, liabilities, obligations, set-offs, and suits, of whatever kind or nature, in law or equity of TenFold, which are now known to TenFold, (i) in respect of the Loan, the Loan Documents, or the actions or omissions of Lender or BOLC in respect of the Loans or the Loan Documents and (ii) arising from events occurring prior to the date of this Amendment. TenFold has been advised by legal counsel and understands and acknowledges the significance and consequences of this release, and TenFold expressly consents and agrees that the releases contained herein shall be given full force and effect according to each and all of their express terms and provisions including those relating to demands and causes of action, if any, as well as those relating to any other claims, demands and causes of action hereinabove specified.

        8.    Execution and Delivery of Amendment by Lender.    Neither Lender nor BOLC shall be bound by this Amendment until (a) Lender, BOLC and TenFold have each executed and delivered this Amendment and (b) TenFold has performed all of the obligations of the TenFold under this Amendment to be performed contemporaneously with the execution and delivery of this Amendment, including, without limitation, the payment of the fees and other amounts required under Section 5 hereof.

        9.    Integration, Change, Discharge, Termination, or Waiver.    The Forbearance Agreement and Loan Documents as modified herein, contain the complete understanding and agreement of TenFold,

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BOLC and Lender in respect of the Loans and the other matters described herein and supersede all prior representations, warranties, agreements, arrangements, understandings, and negotiations. No provision of the Loan Documents as modified herein may be changed, discharged, supplemented, terminated, or waived except in a writing signed by the parties thereto.

        10.    Binding Effect.    The Forbearance Agreement and Loan Documents as modified herein shall be binding upon and shall inure to the benefit of TenFold, BOLC and Lender and their successors and assigns and the executors, legal administrators, personal representatives, heirs, devisees, and beneficiaries; provided, however, TenFold may not assign any of its rights or delegate any of its obligations under the Loan Documents, without the Bank's written consent.

        11.    Choice of Law.    This Amendment shall be governed by and construed in accordance with the laws of the State of Utah, without giving effect to conflicts of law principles.

        12.    Counterpart Execution.    This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Amendment to physically form one document. Receipt by Lender and BOLC of an executed copy of this Amendment by facsimile shall constitute conclusive evidence of execution and delivery of the Amendment by the signatory thereto.

        [Remainder of Page Intentionally Left Blank]

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        IN WITNESS WHEREOF, Lender, BOLC and TenFold have executed this Amendment as of the date first written above.

TENFOLD CORPORATION a Delaware corporation
By:
Name:	Nancy Harvey
Title:	Chief Executive Officer
"TenFold"
BANK ONE, NA, a national banking association with its main office in Chicago, Illinois and successor by merger to Bank One, Utah, National Association
By:
Name:	Bonnie Wilson
Title:	First Vice President
"Lender"
BANC ONE LEASING CORPORATION
By:
Name:	Bonnie Wilson
Title:	First Vice President
"BOLC"

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Exhibit B
Letter

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Exhibit C
Master Lease Agreement and Lease Schedules

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QuickLinks

  EXHIBIT 10.34
RESTRUCTURING AGREEMENT AND AMENDED AND RESTATED MASTER LEASE AGREEMENT
EXHIBIT A DOCUMENTS TO AMEND COLLATERAL DOCUMENTS
EXHIBIT B LETTER
EXHIBIT C MASTER LEASE AGREEMENT AND LEASE SCHEDULES